UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2024

RELAY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39385	47-3923475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Binney Street
Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 370-8837

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RLAY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On July 11, 2024, Relay Therapeutics, Inc. (the “Company”) received notice of termination of the Collaboration and License Agreement, dated December 11, 2020, as amended from time to time (the “Agreement”), with Genentech, Inc. and F. Hoffmann-La Roche Ltd (collectively, “Genentech”). Genentech elected to terminate the Agreement without cause, and the termination will become effective 180 days after the date of receipt of the notice of termination (the “Termination Date”).

Under the Agreement, the Company and Genentech (each a “Party” and together, the “Parties”) collaborate on the development and commercialization of RLY-1971 (now referred to as migoprotafib or GDC-1971), the Company’s oral, small molecule inhibitor of Src homology region 2 domain-containing phosphatase-2. Under the terms of the Agreement, the Company received aggregate consideration of $121.8 million from Genentech, including $75.0 million in an upfront payment, $45.0 million in milestone payments as well as reimbursement of certain research and development costs.

As a result of the termination of the Agreement, the Company will not be entitled to receive any further milestones or other payments due after the Termination Date. The Parties will also cease to have any development or commercialization obligations after the Termination Date and the licenses the Company granted to Genentech pursuant to the Agreement will cease to be in effect as of the Termination Date. Other material terms of the Agreement not related to termination are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

The foregoing description of the termination of the Agreement is only a summary of the material terms thereof, and does not purport to be complete. The description is qualified in its entirety by reference to the Agreement which the Company filed as Exhibits 10.17 and 10.18 to its Annual Report on Form 10-K for the year ending December 31, 2023.

Item 9.01 Financial Statements and Exhibits.

(d)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELAY THERAPEUTICS, INC.

Date:	July 16, 2024	By:	/s/ Brian Adams
Brian Adams Chief Legal Officer